EXHIBIT 4.1
               FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of September 25, 1997, is entered into by and among BOISE CASCADE CORPORATION (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for itself and the Banks (the "Agent"), THE CHASE MANHATTAN BANK, as Syndication Agent, NATIONAL WESTMINSTER BANK PLC as Documentation Agent, and the several financial institutions party to the Credit Agreement (collectively, the "Banks").

                            RECITALS

     A.   The Company, Banks, and Agent are parties to a 1997
Revolving Credit Agreement dated as of March 11, 1997 (the
"Credit Agreement") pursuant to which the Banks have extended certain credit facilities to the Company.

     B. The Company has requested that the Banks agree to certain amendments of the Credit Agreement.

     C. The Banks are willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     (1) Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

     (2)  Amendments to Credit Agreement.  Section 5.07 of the
Credit Agreement shall be amended to read as follows:

          "SECTION 5.07. Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly,
     (i) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying Margin Stock or repaying or otherwise refinancing indebtedness of the Company or others incurred to purchase or carry Margin Stock, or (ii) to extend credit for the purpose of purchasing or carrying any Margin Stock, in either case in violation of Regulation G, T, U, or X of the Federal Reserve Board."

     (3) Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks as follows:

          (a)  No Event of Default as defined in the Credit
Agreement has occurred and is continuing.

          (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

          (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

          (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

     (4) Effective Date. This Amendment will become effective as of September 25, 1997 (the "Effective Date"), provided that each of the following conditions precedent is satisfied:

          (a) The Agent has received from the Company and each of the Majority Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Amendment.

          (b) The Agent has received from the Company a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

     (5) Reservation of Rights. The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar amendments under the same or similar circumstances in the future.

     (6)  Miscellaneous.

          (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

          (c) This Amendment shall be governed by and construed in accordance with the law of the State of New York.

          (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

          (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 9.07 of the Credit Agreement.

          (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

          (g) The Company covenants to pay to or reimburse the Agent and the Banks, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment, including without limitation appraisal, audit, search and filing fees incurred in connection therewith.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written

                              BOISE CASCADE CORPORATION

                              By:
                              Title:




                              BANK OF AMERICA NATIONAL
                              TRUST AND SAVINGS
                              ASSOCIATION, as Agent, as a
                              Bank, and as a Swingline Bank

                              By:
                              Title:
                              Managing Director


                              THE CHASE MANHATTAN BANK, as
                              Syndication Agent, as a Bank,
                              and as a Swingline Bank


                              By:
                              Title:


                              NATIONAL WESTMINSTER BANK
                              PLC, as Documentation Agent,
                              and as a Bank


                              By:
                              Title:


                              WACHOVIA BANK OF GEORGIA,
                              N.A.


                              By:
                              Title:


                              ABN AMRO BANK N.V., SEATTLE
                              BRANCH


                              By:
                              Title:

                              By:
                              Title:


                              BANK OF MONTREAL


                              By:
                              Title:


                              CIBC INC.


                              By:
                              Title:


                              WELLS FARGO BANK N.A.


                              By:
                              Title:


                              CREDIT SUISSE FIRST BOSTON


                              By:
                              Title:


                              FIRST BANK NATIONAL
                              ASSOCIATION


                              By:
                              Title:


                              FIRST SECURITY BANK, N.A.


                              By:
                              Title:


                              AUSTRALIA AND NEW ZEALAND
                              BANKING GROUP LTD.


                              By:
                              Title:


                              CREDIT LYONNAIS NEW YORK
                              BRANCH


                              By:
                              Title:


                              THE INDUSTRIAL BANK OF JAPAN,
                              LIMITED, LOS ANGELES AGENCY


                              By:
                              Title:


                              THE BANK OF NEW YORK


                              By:
                              Title:


                              MELLON BANK, N.A.


                              By:
                              Title:


                              MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK


                              By:
                              Title:


                              NATIONSBANK OF NORTH
                              CAROLINA, N.A.


                              By:
                              Title:


                              THE NORTHERN TRUST COMPANY


                              By:
                              Title:


                              ROYAL BANK OF CANADA


                              By:
                              Title:


                              SOCIETE GENERALE


                              By:
                              Title:


                              U.S. BANK OF IDAHO


                              By:
                              Title:


                              THE SANWA BANK LIMITED, LOS
                              ANGELES BRANCH


                              By:
                              Title:


                              By:
                              Title:


                              TORONTO DOMINION (TEXAS),
                              INC.


                              By:
                              Title:


                              UNION BANK OF SWITZERLAND,
                              NEW YORK BRANCH


                              By:
                              Title:


                              By:
                              Title: